Exhibit 10.3

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is both not material and the type of information that the registrant customarily and actually treats as private and confidential.

AMENDMENT NO. 2 TO LICENSE, DEVELOPMENT, AND COMMERCIALIZATION AGREEMENT

This AMENDMENT NO. 2 (this “Amendment No. 2”) is made effective August 26, 2021 (“Amendment No. 2 Effective Date”) and hereby amends that certain LICENSE, DEVELOPMENT, AND COMMERCIALIZATION AGREEMENT (collectively, with all amendments thereto, the “Agreement”), dated December 11, 2013, by and between NEOTOPE BIOSCIENCES LIMITED (as of January 5, 2015, PROTHENA BIOSCIENCES LIMITED, “Prothena Ireland”) with respect to all rights and obligations under this Agreement outside of the United States, and PROTHENA BIOSCIENCES INC (“Prothena US”) with respect to all rights and obligations under this Agreement in the United States (Prothena US, together with Prothena Ireland, “Prothena”), on the one hand, and F. HOFFMANN-LA ROCHE LTD (“Roche Basel”) with respect to all rights and obligations under this Agreement outside of the United States, and HOFFMANN-LA ROCHE INC. (“Roche Nutley”) with respect to all rights and obligations under this Agreement in the United States (Roche Nutley, together with Roche Basel, “Roche”), on the other hand. All capitalized terms used herein shall have the meaning ascribed herein or in the Agreement.

RECITALS

    WHEREAS, Prothena and Roche are parties to the Agreement; and

    WHEREAS, Prothena has requested and Roche has agreed to clarify certain provisions in the Agreement in accordance with the terms hereof.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1.The following new Section 1.14bis is hereby added to the Agreement:
1.14bis    “Change of Control” means, with respect to a Party: (a) the acquisition by any Third Party of beneficial ownership of fifty percent (50%) or more of the then outstanding common shares or voting power of such Party, other than acquisitions by employee benefit plans sponsored or maintained by such Party; (b) the consummation of a business combination involving such Party, unless, following such business combination, the stockholders of such Party immediately prior to such business combination beneficially own directly or indirectly more than fifty percent (50%) of the then outstanding common shares or voting power of the entity resulting from such business combination; or (c) the sale of all or substantially all of such Party’s assets or business relating to the subject matter of the Agreement.
2.The following new Section 1.16bis is hereby added to the Agreement:
1.16bis “Collaboration Agreements” means (i) the Agreement, (ii) that certain License Agreement, dated March 1, 2020, by and between Prothena Biosciences Limited (f/k/a Neotope Biosciences Limited) and F. Hoffmann-La Roche Ltd (including, for the avoidance of doubt, as amended pursuant to that certain Understanding Related to License, Development and Commercialization Agreement, dated March 1, 2020, by and between Prothena Biosciences

Limited (f/k/a Neotope Biosciences Limited) and Prothena Biosciences Inc., on the one hand, and F. Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc., on the other hand), and (iii) that certain Sublicense Agreement, dated March 3, 2014, by and between Prothena Biosciences Limited (f/k/a Neotope Biosciences Limited), one the one hand, and F. Hoffmann-La Roche Ltd and Hoffmann-La Roche Inc., on the other hand, in each case, as may be amended and/or restated from time to time.
3.The following new Section 18.13 is hereby added to the Agreement:
18.13 Exceptions for Change of Control. Notwithstanding anything to the contrary in the Collaboration Agreements, if, during the Term, Prothena Ireland, Prothena US and/or Prothena Corporation plc is acquired by or otherwise undergoes a Change of Control with a Third Party:
(a)such Third Party, its affiliates, and any persons or entities acquired by any such persons or entities following such Change of Control (each, an “Acquiror Entity”) shall have the right to conduct, participate in, or fund, directly or indirectly, alone or with a Third Party, research, development or commercialization activities specifically directed to any Antibody Products targeting Alpha-Synuclein (“Acquiror Programs”); provided that, subject to Section 18.13(b), no Prothena Technology or Roche Technology is used in such research, development or commercialization activities;
(b)any Patents, Information and other intellectual property owned by, licensed to, or otherwise Controlled by any Acquiror Entity (whether as of or following the Effective Date) (the “Acquiror IP”) shall not be included in the intellectual property rights licensed or with respect to which rights are granted, or ownership is assigned, to Roche or any of its Affiliates hereunder or pursuant to any Collaboration Agreement (and without limiting the foregoing, and for clarity, the Acquiror IP shall not be included in the Prothena Technology);
(c)the definition of Firewalled Entities in Section 3.1 of the Agreement shall be amended so that subsection (ii) reads as follows: (ii) any (A) Affiliate of Roche or (B) [***], which in the case of either (A) or (B) is subject to a firewall or similar mechanism designed to prevent the transfer of Information specifically directed to Antibody Products targeting Alpha-Synuclein between such Affiliate [***] who work on Antibody Products targeting Alpha-Synuclein under this Agreement; and
(d)Prothena’s membership in [***] Committees shall be [***] and Roche shall inform Prothena of its Development and Commercialization activities under the Agreement in report to be provided on or about the [***]; provided that, in respect of the foregoing (a) and (b), the personnel working on the day-day to activities under this Agreement (which, for clarity, does not include members of management and other personnel not involved in such day-to-day activities) are subject to a firewall or similar mechanism designed to prevent the transfer of Confidential Information from such personnel to personnel working on the day-day to activities for such Acquiror Programs, and further provided that such employees must have obligations that are no less protective of Roche than the obligations applicable to Prothena set forth herein, to prevent any unauthorized use or disclosure of Confidential Information of Roche or Roche Technology.
4.Prothena Affiliates. Without limiting Section 3.1 of the Agreement, for clarity, for purposes of Sections 12.2, 12.3(c), 16.6 and 16.7 of the Agreement, “Affiliates” of Prothena shall not include any Acquiror Entity.

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is both not material and the type of information that the registrant customarily and actually treats as private and confidential.

5.Conflicts. For clarity, in the event of any conflict between the terms of this Amendment No. 2 and the Agreement or any other Collaboration Agreement, this Amendment No. 2 shall control.
6.Counterparts. This Amendment No. 2 may be executed in counterparts with the same effect as if both Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together, and shall constitute one and the same instrument. Any such counterpart, to the extent delivered by means of a fax machine or by .pdf, .tif, .gif, .jpeg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”) shall be treated in all manner and respects as an original executed counterpart and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No Party hereto shall raise the use of Electronic Delivery to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of Electronic Delivery as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent that such defense relates to lack of authenticity.
7.Entire Agreement. This Amendment No. 2, together with the Collaboration Agreements, contains the entire agreement by the Parties with respect to the subject matter hereof and supersedes any prior express or implied agreements, understandings and representations, either oral or written, which may have related to the subject matter hereof in any way.
8.Severability. If any provision of this Amendment No. 2 shall be held invalid, illegal or unenforceable, such provision shall be enforced to the maximum extent permitted by law and the Parties’ fundamental intentions hereunder and the remaining provisions shall not be affected or impaired.
9.Governing Law. This Amendment No. 2 and all actions arising out of or in connection with this Amendment No. 2 shall be governed by and construed in accordance with the laws of the State of New York, without regard to its or any other jurisdiction’s conflict of law principles. Any disputes arising out of or relating to this Amendment No. 2 shall be resolved in accordance with Section 17 of the Agreement as if such dispute were a Dispute under the Agreement.
[Signature Page Follows]

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is both not material and the type of information that the registrant customarily and actually treats as private and confidential.

IN WITNESS WHEREOF, the Parties have caused this Amendment No. 2 to be executed in duplicate as of the date written above by their duly authorized officers.

Prothena Biosciences Limited
By: /s/ Olivia Waldron
Name: Olivia Waldron
Title: Assistant Company Secretary

Prothena Biosciences Inc
By: /s/ Karin Walker
Name: Karin Walker
Title: Chief Accounting Officer

F. Hoffmann-La Roche Ltd
By: /s/ Barbara Schroeder de Castro Lopes
Name: Barbara Schroeder de Castro Lopes
Title: Authorized Signatory
By: /s/ Markus Keller
Name: Markus Keller
Title: Alliance Director

Hoffmann-La Roche Inc.
By: /s/ John P. Parise
Name: John P. Parise
Title:Authorized Signatory

Signature Page to Amendment No. 2